Exhibit 10.1

Amendment #9

to the

Yahoo! Publisher Network Contract #1-26652287

Effective Date August 28, 2010, as amended (“Agreement”)

This Amendment #9 to the Agreement (“Amendment #9”) effective as of the latter date of Yahoo! Inc. or Local Corporation’s signature below (“Amendment #9 Effective Date”) is entered into by and between Yahoo! Inc. and Yahoo! EMEA Limited (as successor in interest to Yahoo! Sarl (as further described herein) and together with Yahoo! Inc., “Yahoo!”), on the one hand, and Local Corporation (“Publisher”), on the other hand, and modifies the Agreement. All capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

In consideration of these mutual covenants and for such other good and valuable consideration, the sufficiency of which is acknowledged by the parties hereto, Yahoo! and Publisher desire to as of the Amendment #9 Effective Date amend the Agreement as follows:

1.	The Agreement is hereby amended to reflect that as of November 1, 2013, the entity Yahoo! Sarl is no longer a party to the Agreement and is replaced with the new entity, Yahoo! EMEA Limited. Accordingly, all references in the Agreement to Yahoo! Sarl are replaced with Yahoo! EMEA Limited and all associated references to notices under the Agreement shall reflect that such notices be sent to the following address:

Yahoo! EMEA Limited

Pinnacle 1 East Point Business Park

Alfie Byrne Road

Dublin, 3 IRELAND

2.	The following is added to Attachment A (Implementation Requirements) to the Agreement:

“H. Adult Paid Search Results. Yahoo!’s provision of an adult Paid Search Results to Publisher or to its syndication partners may be terminated by Yahoo! at any time and for any reason upon 24 hours notice to Publisher.”

3.	In Section 30 (Definitions) of Attachment B (Terms and Conditions) to the Agreement the definition of Territory is hereby deleted and replaced with the following:

“Territory: the following countries or regions where Yahoo has a paid marketplace: the United States, Austria, Brazil, Canada, Denmark, Finland, France, Germany, Hong Kong, India, Italy, Latin America (which as currently include: Mexico, Argentina, Colombia, Chile, Venezuela, Peru), Netherlands, Norway, Southeast Asia (which as of the Start Date includes Singapore, Thailand, Vietnam, Philippines, Indonesia, Malaysia), Spain, Sweden, Taiwan, Ireland and the United Kingdom. The aforementioned countries or regions may be updated by Yahoo from time to time during the Term.”

4.	Miscellaneous.

(a)	Except as expressly set forth herein, the terms and conditions of the Agreement are unmodified and remain in full force and effect.

(b)	The Agreement is amended to provide that references in the Agreement to “this Agreement” or “the Agreement” (including indirect references such as “hereunder”,

“hereby”, “herein” and “hereof”) shall be deemed references to the Agreement as amended hereby. All capitalized defined terms used but not defined herein shall have the same meaning as set forth in the Agreement.

(c)	This Amendment #9 may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument. An electronically transmitted signature via pdf or facsimile shall be deemed the equivalent to an original ink signature.

(d)	In the event of a conflict between any of the terms and conditions of the Agreement and any of the terms and conditions of this Amendment #9, the terms and conditions of this Amendment #9 shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment #9 to the Agreement to be executed by their duly authorized representatives as of the dates set forth below.

YAHOO! INC.	LOCAL CORPORATION

By: /s/ Al Echamendi	By: /s/ Michael Sawtell

Name: VP, Bus Dev	Name: Michael Sawtell

Title: VP, Bus Dev	Title: President/COO

Date: 3/10/14	Date: 3/4/14

YAHOO! EMEA LIMITED

By: /s/ Michael McElligott

Name: Michael McElligott

Title: Director

Date: 19/3/2014

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